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PRESS RELEASE                                        FOR IMMEDIATE RELEASE
                                                Contact:  John G. Robinson
                                                 Telephone: (724) 684-6800


                         FEDFIRST FINANCIAL CORPORATION
                           FIRST QUARTER 2007 RESULTS


      MONESSEN, PA-- April 30, 2007- FedFirst Financial Corporation (NASDAQ
Capital: FFCO; the "Company"), the parent company of First Federal Savings Bank, today announced a net loss of $969,000 for the quarter ended March 31, 2007 compared to net income of $238,000 for the quarter ended March 31, 2006. Basic and diluted earnings per share were $(0.15) for the quarter ended March 31, 2007 compared to $0.04 for the quarter ended March 31, 2006.

      Net interest income for the quarter ended March 31, 2007 was comparable to the quarter ended March 31, 2006 at $1.5 million, but interest rate spread and net interest margin continued to compress. Interest rate spread and net interest margin were 1.71% and 2.26% for the quarter ended compared to 1.91% and 2.38% for the quarter ended March 31, 2006, respectively.

      Noninterest income decreased $1.4 million to an expense of $650,000 for the quarter ended March 31, 2007 compared to income of $725,000 for the quarter ended March 31, 2006. The decrease was attributable to a $1.4 million loss recorded as a result of the securities restructuring which was completed in April 2007. The Company sold $40.8 million of securities at an average yield of 4.08% and from the proceeds purchased $30.8 million of securities yielding 5.44%. The remaining $10.0 million will be utilized to pay maturing short term Federal Home Loan Bank borrowings. The decision to sell the securities required the Company to reclassify the securities from available-for-sale into held for trading at March 31, 2007 and, as a result, required the recognition of a loss for the decline in the fair value of the securities. Excluding the loss related to the reclassification of the securities, the Company had noninterest income of $759,000.

      Noninterest expense increased to $2.2 million for the quarter ended March 31, 2007 compared to $1.8 million for the quarter ended March 31, 2006. The increase is primarily related to compensation and benefits. The Company hired key personnel to compliment existing staff and strengthen our retail operations sales force in connection with the opening of the Peters Township office in July 2006 and the upcoming opening of the Washington office, tentatively scheduled for June 2007. Additionally, the current quarter includes expense related to awards under the 2006 Equity Incentive Plan which were granted in August 2006.

      Total assets were $285.1 million at March 31, 2007 compared to $283.5 million at December 31, 2006. The increase in total assets was primarily from loan growth in commercial real estate and home equity loans which was primarily funded from cash flows from securities and deposits. Mr. Robinson, President and Chief Executive Officer of the Company, stated, "We continue to strive towards building a solid foundation of infrastructure which includes personnel, products and services, and expansion into new markets that should provide greater opportunity to improve earnings."

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      FedFirst Financial Corporation is the parent company of First Federal
Savings Bank, a community-oriented financial institution operating eight full-service branch locations in southwestern Pennsylvania. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary. Financial highlights of the Company are attached.


                                  * * * * *
      Statements contained in this news release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, changes in market interest rates, general economic conditions, changes in federal and state regulation, actions by our competitors, loan delinquency rates and our ability to control costs and expenses and other factors that may be described in the Company's annual report on Form 10-KSB as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

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

                         FEDFIRST FINANCIAL CORPORATION
                         SELECTED FINANCIAL INFORMATION


(In thousands, except share and per share data)                      MARCH 31,        DECEMBER 31,
                                                                       2007               2006
                                                                  --------------    ---------------
SELECTED FINANCIAL CONDITION DATA:
---------------------------------
Total assets                                                      $     285,141     $    283,517
Cash and cash equivalents                                                 8,351            4,432
Secuities held for trading                                               41,122                -
Securities available-for-sale                                            38,724           83,045
Loans receivable, net                                                   176,082          174,718
Deposits                                                                147,721          143,495
Borrowings                                                               87,135           89,323
Equity                                                            $      46,269     $     46,346



                                                                          THREE MONTHS ENDED
                                                                     MARCH 31,        DECEMBER 31,
                                                                       2007               2006
                                                                  --------------    ---------------
SELECTED OPERATIONS DATA:
------------------------
Total interest income                                             $       3,638     $      3,322
Total interest expense                                                    2,124            1,783
                                                                  --------------    ---------------
Net interest income                                                       1,514            1,539
Provision for loan losses                                                    45               20
                                                                  --------------    ---------------
Net interest income after provision for loan losses                       1,469            1,519
Noninterest income                                                         (650)             725
Noninterest expense                                                       2,214            1,832
Minority interest in net income of consolidated subsidiary                   31               31
                                                                  --------------    ---------------
(Loss) income before income tax (benefit) expense                        (1,426)             381
Income tax (benefit) expense                                               (457)             143
                                                                  --------------    ---------------
Net (loss) income                                                 $        (969)    $        238
                                                                  ==============    ===============
Earnings per share - basic and diluted                            $       (0.15)    $       0.04
Weighted average shares outstanding - basic                           6,390,012        6,372,731
Weighted average shares outstanding - diluted                         6,393,516        6,372,731



                                                                          THREE MONTHS ENDED
                                                                     MARCH 31,        DECEMBER 31,
                                                                       2007               2006
                                                                  --------------    ---------------
SELECTED FINANCIAL RATIOS(1):
-----------------------------
Return on average assets                                              (1.36)%            0.35 %
Return on average equity                                              (8.35)             2.09
Average interest-earning assets to average
  interest-bearing liabilities                                       117.52            116.86
Average equity to average assets                                      16.29             16.67
Interest rate spread                                                   1.71              1.91
Net interest margin                                                    2.26 %            2.38 %




                                                                             PERIOD ENDED
                                                                     MARCH 31,        DECEMBER 31,
                                                                       2007               2006
                                                                  --------------    ---------------
Allowance for loan losses to total loans                              0.51 %             0.49 %
Allowance for loan losses to nonperforming loans                    127.95             112.91
Nonperforming loans to total loans                                    0.40 %             0.43 %


(1) Three months ended ratios are calculated on an annualized basis.

Note: Certain items previously reported may have been reclassified to conform with the current reporting period's format.